CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration
Statement No.
333-40186 of Oppenheimer Main Street Opportunity Fund on Form N-1A of our
report dated September 15, 2005, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights"
in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
November 21, 2005